Exhibit 99.1


March 26, 2002                                                  [OBJECT OMITTED]
                                                              ATRION CORPORATION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Arthur Andersen LLP ("Andersen") has represented to Atrion Corporation that its audit of the financial statements contained in Atrion Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

ATRION CORPORATION

By:      /s/ Jeffery Strickland
   -----------------------------------------
      Jeffery Strickland
      Its:   Vice President and Chief Financial Officer




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